UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 24, 2005

HOMEBANC CORP.

(Exact Name of Registrant as Specified in Charter)

Georgia	001-32245	20-0863067
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2002 Summit Boulevard, Suite 100, Atlanta, Georgia	30319
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 303-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 24, 2005, Bear Stearns Mortgage Capital Corporation (“Bear Stearns”), Abetterwayhome Finance, LLC, II (“Finance II”), and HomeBanc Funding Corp. II (“Funding II”) entered into Amendment No. 4 (the “Amendment”) to their existing $300 million uncommitted master repurchase agreement dated as of April 29, 2004 (the “Bear Stearns aggregation facility”). Concurrently with the execution of the Amendment, Bear Stearns and HomeBanc Corp. (“HomeBanc”) entered into Amendment No. 2 to the existing limited guaranty granted by HomeBanc in favor of Bear Stearns (the “Guaranty Amendment” and, together with the Amendment, the “Agreements”). The effective date of the Amendment and the Guaranty Amendment is December 31, 2004 since HomeBanc would not have met the GAAP net income covenant applicable at that date. Finance II and Funding II are subsidiaries of HomeBanc.

The Agreements require HomeBanc to have a consolidated GAAP net loss of no greater than $15 million for the quarter ending March 31, 2005, to have a consolidated GAAP net loss of no greater than $10 million for the quarter ending June 30, 2005, to have a consolidated GAAP net loss of no greater than $5 million for the quarter ending September 30, 2005, to have consolidated GAAP net income of no less than $1.00 for the quarter ending December 31, 2005 and to have consolidated GAAP net income of at least $2.00 for every two consecutive quarters thereafter.

Copies of the Amendment and the Guaranty Amendment are attached as Exhibits 10.1 and 10.2 hereto and are incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
10.1	Amendment No. 4 to Master Repurchase Agreement, dated as of January 24, 2005, by and between Bear Stearns Mortgage Capital Corporation, Abetterwayhome Finance, LLC, II, and HomeBanc Funding Corp. II.

10.2	Amendment No. 2 to Limited Guaranty, dated as of January 24, 2005, by and between Bear Stearns Mortgage Capital Corporation and HomeBanc Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMEBANC CORP.

/s/ Alana L. Griffin
Alana L. Griffin Senior Vice President, Assistant General Counsel & Assistant Secretary

Date: January 25, 2005

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Amendment No. 4 to Master Repurchase Agreement, dated as of January 24, 2005, by and between Bear Stearns Mortgage Capital Corporation, Abetterwayhome Finance, LLC, II, and HomeBanc Funding Corp. II.

10.2	Amendment No. 2 to Limited Guaranty, dated as of January 24, 2005, by and between Bear Stearns Mortgage Capital Corporation and HomeBanc Corp.